UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2023

First Business Financial Services, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	1-34095	39-1576570
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 Charmany Drive

Madison, Wisconsin 53719

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (608) 238-8008

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FBIZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b- 2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

On January 27, 2023 (the “Approval Date”), the Company’s Board of Directors approved certain amendments to the Company’s 2019 Equity Incentive Plan (the “Plan”), as follows:

•	The amendments included an addition to the Dividends and Dividend Equivalents section of the Plan specifying that, beginning with awards granted under the Plan after the Approval Date, dividends or dividend equivalent units will be subject to vesting on the same terms as the underlying award and will be paid to a participant only if the underlying shares of Company common stock subject to such award vest;

•	The Change in Control provisions of the Plan were amended such that, except as otherwise provided in the relevant award agreement, for any award granted under the Plan on or after the Approval Date that is subject to performance measures or objectives, the payout level that will vest upon a Change in Control (as defined in the Plan) in which the surviving corporation does not assume the award or issue a replacement will be the greater of (i) the award payout at the target level of performance or (ii) the award payout at the estimated level of expected performance if the award were permitted to continue throughout the remaining performance period based on information available as of the date of the Change in Control (“Estimated Actual Performance”), as determined in the sole discretion of the Compensation Committee of the Board (the “Committee”); and

•	The Change in Control provisions were also amended such that, except as otherwise provided in the Award Agreement, for any award granted on or after the Approval Date that is subject to performance measures or objectives, the payout level of such award that will become vested upon a Change in Control in which the surviving corporation terminates the participant’s employment or service without Cause (as defined in the Plan) within 24 months following the Change in Control will be the greater of (i) the award payout at the target level of performance or (ii) the award payout at the Estimated Actual Performance, as determined in the sole discretion of the Committee.

The foregoing description of the material terms of the amendments to the Plan is not intended to be complete and is qualified in its entirety by the actual provisions of the Plan, as amended and restated, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amendment to First Business Financial Services 2019 Equity Incentive Plan, effective as of January 27, 2023

104	Cover Page Interactive Date File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 2, 2023	FIRST BUSINESS FINANCIAL SERVICES, INC.

	By:	/s/ Edward G. Sloane, Jr.
Edward G. Sloane, Jr.
Chief Financial Officer